Exhibit 24.1

Arthur Andersen & Co.
2100 One PPG Place
Pittsburgh, PA 15222

Consent of Independent Public Accountants


As independent Public Accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8, Registration No. 33-31429, relating to the Company's 1989 Employee Stock Purchase Plan.

/s/Arthur Andersen & Co.
Arthur Andersen & Co.
Pittsburgh, Pennsylvania
March 28, 1994